VECTOR CAPITAL One Market Street Steuart Tower, 23rd Floor San Francisco, California 94105

May 4, 2018

CONFIDENTIAL

Fusion Connect, Inc.
420 Lexington Avenue, Suite 1718
New York, New York 10170
Attention: James P. Prenetta, Jr., EVP and General Counsel

James P. Prenetta, Jr.:

Reference is made to that certain First Lien Credit and Guaranty Agreement dated as of May 4, 2018, among Fusion Connect, Inc., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower, as Guarantor Subsidiaries, Vector Capital V, L.P., Vector Entrepreneur Fund V, L.P.,VC4 Debt Investments (U.S.), L.L.C., Vector Fusion Holdings (Cayman), Ltd. and Vector Trading (Cayman), L.P. (each, a “Vector Capital Lender” and, collectively, “Vector Capital”), as Lenders, the other Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent (such agreement, as may be amended, modified, restated, supplemented and extended from time to time, the “Credit Agreement”).

This letter (the “Side Letter”) expressly sets out the agreement between the Borrower and Vector Capital with respect to Vector Capital’s observation rights on the Board of Directors (as defined below), as further described in Section 1 herein. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

1.           Board Observation Rights.  Until the earlier of (a) such date on which neither Vector Capital nor any of its affiliates under common control holds any Loans under the Credit Agreement, and (b) the Subordinated Note Mandatory Prepayment Date (as defined in the Credit Agreement, dated as of May 4, 2018, by and among Vector Fusion Holdings (Cayman), Ltd., Goldman Sachs Lending Partners LLC, Goldman Sachs, and the other lenders parties thereto), Vector Capital (or its affiliate, including limited partners of Vector, holding a Loan) shall have the right to appoint one observer (the “Observer”) to the board of directors of the Borrower (the “Board of Directors”), who shall be entitled to attend (or at the option of such Observer, monitor by telephone) one (1) regularly scheduled meeting per fiscal quarter (the “Quarterly Meetings”) of the Board of Directors (other than any portions of any Quarterly Meeting that (x) involve the exchange of privileged attorney-client information or work product, or (y) are subject to a conflict of interest with a Vector Capital Lender or other Lenders, in the reasonable discretion of Borrower) but shall not be entitled to vote, and who shall receive all reports, meeting materials (including copies of all board presentations), notices, written consents, minutes and other materials with respect to such Quarterly Meetings (in each case other than any portions of such reports or materials that contain information (i) that is subject to a conflict of interest with a Vector Capital Lender or other Lenders or (ii) that is subject to the attorney-client privilege, in the reasonable discretion of Borrower) as and when provided to the members of the Board of Directors. The Borrower shall reimburse the Observer for the reasonable and documented out-of-pocket travel expenses incurred by any such Observer in connection with such attendance at any in-person Quarterly Meetings, to the extent consistent with the Borrower’s policies of reimbursing directors generally for such expenses. The Board of Directors shall use reasonable commercial efforts to hold at least one regularly scheduled meeting each fiscal quarter, but to the extent that the Board of Directors does not convene (telephonically, in-person or otherwise) during a fiscal quarter, the Observer shall not have any observation rights during such quarter. The Observer shall not have any observer, information, notice or other rights with respect to the meetings of any committees or sub-committees of the Board of Directors, any special meetings of the Board of Directors, or any meetings of the Board of Directors other than the Quarterly Meetings; provided, that if the matters that would normally be discussed by the Board of Directors at the Quarterly Meeting (i.e., the periodic financial health and performance of Borrower) are instead discussed by the Board of Directors at a special meeting, or by a committee or sub-committee of the Board of Directors, then the Observer shall have observer and information rights for such special meeting or committee or sub-committee meeting, as applicable. The rights set forth in this paragraph 1 are the “Observer Rights.”

2.           Insider Trading Laws. At all times while the Observer Rights are in effect, Vector Capital and its affiliates shall abide by all applicable insider trading securities law and any related regulations.

3.           Confidential Information. At all times while the Observer Rights are in effect, and for two (2) years thereafter, Vector Capital shall not use or disclose any Confidential Information of Borrower obtained by the Observer in such capacity on the Board of Directors, except to any directors, officers, employees, attorneys, agents, or accountants of Vector Capital (collectively, “Representatives”) in connection with its capacity as a Lender. Vector Capital shall inform any Representative who receives Confidential Information of its obligations hereunder. For purposes of this Side Letter, “Confidential Information” includes any legal, commercial, financial, business, technical, marketing or other information related to the Borrower. “Confidential Information” will also be deemed to include all notes, analyses, compilations, studies, interpretations or other documents prepared by recipient thereof which contain, reflect or are based upon, in whole or in part, Confidential Information. Notwithstanding the foregoing, “Confidential Information” does not include information which (a) is generally available, or becomes generally available, to the public other than as a result of disclosure by Vector Capital or a Representatives (including information contained in the Borrower’s public filings with the Securities and Exchange Commission), or (b) becomes available to Vector Capital on a non-confidential basis from a source other than the Borrower or its representatives; provided that the source of such information is not bound by a confidentiality agreement with respect to such information or other obligation to keep such information confidential.

4.           General. This Side Letter may be executed in any number of counterparts which, when taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Side Letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Side Letter. Section headings used herein are for convenience of reference only, are not part of this Side Letter and are not to affect the construction of, or to be taken into consideration when interpreting, this Side Letter. This Side Letter embodies the entire agreement and understanding between Vector Capital, the other Lenders and you with respect to the specific matters set forth herein and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by any Vector Capital Lender or any other Lender to make any oral or written statements inconsistent with this Side Letter. This Side Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Side Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by Vector Capital and you. This Side Letter may not be assigned by you without the prior written consent of Vector Capital and the other Lenders, and any attempted assignment without such consent shall be null and void.

It is understood and agreed that this Side Letter shall not constitute or give rise to any obligation on the part of any Lender (in each case, in any capacity) to provide or arrange any financing; such an obligation will arise only under the Credit Agreement, to the extent the Lenders are bound thereunder if accepted in accordance with its terms.

[Signature page follows]

Very truly yours,

VECTOR CAPITAL V, L.P.
VECTOR ENTREPRENEUR FUND V, L.P.
VC4 DEBT INVESTMENTS (U.S.), L.L.C.
VECTOR TRADING (CAYMAN), L.P.
VECTOR FUSION HOLDINGS (CAYMAN), LTD.

By: /s/ James Murray______________________
Name:  James Murray
Title:    Director

[Signature Page to Side Letter]

Accepted and Agreed to in all respects:

FUSION CONNECT, INC., as Borrower
By:	/s/ James P. Prenetta, Jr.
Name: James P. Prenetta, Jr.
Title: EVP and General Counsel

[Signature Page to Side Letter]